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                                                                Exhibit 23.2








                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to the Dividend Reinvestment and Common Stock Purchase Plan and related Prospectus of Second Bancorp, Inc. for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements of Second Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP


Cleveland, Ohio
February 6, 1998